UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2011

CAREVIEW COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  405 State Highway 121, Suite B-240, Lewisville, TX  75067
 (Address of principal executive offices and Zip Code)

(972) 943-6050
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 TABLE OF CONTENTS

Page
SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement	3

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
	Sheet Arrangement of a Registrant	3

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities	4

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	(d) Exhibits	5

Item 1.01       Entry into a Material Definitive Agreement

Information called for by this item is contained in Item 2.03 below, which item is incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2011, CareView Communications, Inc. and its wholly owned subsidiaries (collectively "CareView" or the "Company") entered into and closed a Loan and Security Agreement (the "Agreement" or the "Revolving Line") with Comerica Bank ("Comerica") and Bridge Bank, National Association ("Bridge Bank") (collectively the "Banks") providing for a two-year, $20 million revolving line of credit. The Revolving Line will provide the Company with capital, inter alia, to purchase equipment and perform installations pursuant to newly signed contracts that the Company may execute in the future with certain healthcare providers.  The borrowings under the Agreement will bear interest on the outstanding daily balance of the advances at the rate of 3.75% plus the Prime Referenced Rate, which is a rate equal to Comerica’s prime rate but no less than the sum of 30-day LIBOR rate plus 2.5% per annum.  Interest shall be paid monthly in arrears on any outstanding principal amount.

So long as no event of default has occurred and is continuing and subject to and upon the terms and conditions of the Agreement, and provided that the Company has delivered evidence to the reasonable satisfaction of the Banks of a signed contract for a new customer or the expansion of a contract with an existing customer for the addition of hospital sites and or hospital beds, the Company may request, and the Banks have agreed to make Advances in an aggregate outstanding amount not to exceed the lesser of (i) the $20 million revolving line limit or (ii) the Borrowing Base. As defined in the Agreement "Advances" means cash advances under the Revolving Line and "Borrowing Base" generally means an amount equal to eighty percent (80%) of Eligible Accounts.  As defined in the Agreement, "Eligible Accounts" generally means those accounts that (x) arise in the ordinary course of the Company’s business; (y) arise from the future, rolling twelve (12) months due to sales of subscriptions to individual hospitals or hospital groups which are associated with (i) existing subscription services that are under contract and have at least twelve (12) months of life left on the contract at the time of inclusion of such account in the Borrowing Base; and (ii) newly executed contracts that have a minimum length of at least four (4) years; and (z) comply with certain Company representations and warranties to the Banks set forth in the Agreement that relate to Eligible Accounts.  Subject to the terms and conditions of the Agreement, amounts borrowed may be repaid and reborrowed at any time prior to the Revolving Maturity Date~~,~~ (the earlier of (i) two (2) years after the initial Advance or (ii)  June 14, 2014), at which time all Advances shall be immediately due and payable. Except as set forth in the Prime Referenced Rated Addendum to the Agreement, the Company may prepay any Advances without penalty or premium. The Company shall use the proceeds of the Advances for the purchase of machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments and/or installation costs associated with the installation of a new or expanded customer subscription services contract.

The Agreement requires the Company to pay (i) on the closing date, a $200,000 nonrefundable facility fee, to be shared equally by the Banks; (ii) a quarterly unused facility fee equal to one quarter of one percent (0.25%) per annum of the difference between the amount of the Revolving Line and the average outstanding principal balance of the Revolving Line during the applicable quarter, and (iii) all reasonable expenses incurred by the Banks in connection with the Agreement, including reasonable attorneys’ fees and expenses.

The Agreement requires CareView to maintain its primary operating accounts with Comerica and Bridge Bank on a 50:50 basis, with no less than 80% of CareView's investment accounts with the Banks or their affiliates, unless CareView's cash falls below $5 million, in which case it must maintain all its cash with the Banks.  The Agreement also requires CareView to maintain a fixed charge coverage ratio of at least 5.01 to 1.00. The credit facility also contains certain customary affirmative covenants that include, among others, payment of taxes and other obligations, maintenance of insurance and reporting requirements, as well as customary negative covenants that limit, among other things, the Company’s ability to make dispositions and acquisitions, be acquired, incur debt or pay dividends.

The credit facility contains customary events of default including, among other things, non-payment, inaccurate representations and warranties, violation of covenants, events that constitute a material adverse effect and cross-defaults to other indebtedness.  Upon an occurrence of an event of default, the Company shall pay an interest on the outstanding principal balance of five percent (5%) above the otherwise applicable interest rate, and the Banks may accelerate the loan.

Pursuant to and in connection with the Agreement, the Company granted the Banks a security interest in all of its assets, including its intellectual property pursuant to an Intellectual Property Security Agreement, and pledged its ownership interests in its subsidiaries and certain joint ventures.  Pursuant to and in connection with the Agreement, the Company has entered into a Subordination Agreement with its existing convertible note holders, HealthCor Partners Fund, L.P. and HealthCor Hybrid Offshore Master Fund, L.P.

Also, in connection with the Revolving Line, the Company issued Warrants to the Banks to purchase an aggregate of 1,428,572 shares of the Company’s Common Stock.  The Warrants have an exercise price of $1.40 per share and expire on August 31, 2018.  The initial exercise price is subject to adjustment upon the occurrence of stock splits, reverse stock splits, and similar capital events.  The Warrant issued to Bridge Bank provides for a cashless exercise.

The foregoing descriptions of the Agreement, the Prime Referenced Rated Addendum to the Agreement, the Subordination Agreement, the Intellectual Property Security Agreement and the Warrants are qualified, in their entirety, by reference to each agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 2.03.

Item 3.02       Unregistered Sales of Equity Securities

As described above in Item 2.03 (incorporated herein by reference), on August 31, 2011, the Company issued and sold to the Banks the Warrants to purchase an aggregate of 1,428,572 shares of the Company’s Common Stock.  The Warrants have an exercise price of $1.40 per share and expire on August 31, 2018.  The initial exercise price is subject to adjustment upon the occurrence of stock splits, reverse stock splits, and similar capital events.The Warrant issued to Bridge Bank provides for a cashless exercise.

 In connection with the sale of the Warrants to the Banks, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Warrants are qualified, in their entirety, by reference to the Warrants, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference in response to this Item 3.02.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits:

Exh. No.	Date	Document
10.81	August 31, 2011
Loan and Security Agreement between Comerica Bank and Bridge Bank and CareView Communications, Inc., a Nevada corporation, CareView Communications, Inc., a Texas corporation, and CareView Operations, LLC, a Texas limited liability company*

10.82	August 31, 2011	Prime Referenced Rated Addendum between the Company and Comerica Bank as Collateral Agent for the Banks*
10.83	August 31, 2011	Subordination Agreement between Comerica Bank and HealthCor Partners Fund, L.P. and HealthCor Hybrid Offshore Master Fund, L.P.*
10.84	August 31, 2011	Intellectual Property Security Agreement, form of*
10.85	August 31, 2011	Warrant issued to Comerica Bank to purchase 714,286 shares of the Company's Common Stock*
10.86	August 31, 2011	Warrant issued to Bridge Bank to purchase 714,286 shares of Company's Common Stock*
10.87	August 31, 2011	Press Release announcing Loan and Security Agreement and Warrants*
____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2011	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/ Samuel A. Greco
Samuel A. Greco
Chief Executive Officer